Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 24, 2012 relating to the financial statements and financial highlights which appears in the December 31, 2011 Annual Report to Shareholders of BlackRock S&P 500 Stock Fund, a series of the BlackRock Funds III, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 24, 2012, relating to the financial statements which appear in the December 31, 2011 Annual Report to Interest holders of the S&P 500 Stock Master Portfolio, a portfolio of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” “Financial Highlights” and in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 3, 2012